SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.20%	All Fund assets	May 1, 2017	April 30, 2018
Lincoln iShares® Global Growth Allocation Fund	0.12%	All Fund assets	May 1, 2017	April 30, 2018
Lincoln iShares® U.S. Moderate Allocation Fund	0.15%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Growth Allocation Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Income Allocation Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Century Select Mid Cap Managed Volatility Fund*	0.69%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Preservation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Baron Growth Opportunities Fund	0.09% 0.14% 0.19% 0.20% 0.25%	Up to $250M $250M-$500M $500M - $700M $700M - $750M Over $750M	October 1, 2017	April 30, 2019
LVIP BlackRock Equity Dividend Managed Volatility Fund	0.11% 0.15%	Up to $750M Over $750M	May 1, 2017	April 30, 2018
LVIP BlackRock Global Allocation V.I. Managed Risk Fund*	0.67%	All Fund assets	May 1, 2017	April 30, 2018
LVIP BlackRock Multi-Asset Income Fund	0.42%	All Fund assets	May 1, 2017	April 30, 2018
LVIP ClearBridge Large Cap Managed Volatility Fund*	0.66%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Blended Core Equity Managed Volatility Fund*	0.64%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Delaware Diversified Floating Rate Fund	0.03% 0.05%	First $2B Over $2B	May 1, 2017	April 30, 2018
LVIP Delaware Wealth Builder Fund	0.12%	All Fund assets	May 1, 2017	April 30, 2018
LVIP BlackRock Scientific Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP JPMorgan Retirement Income Fund	0.38%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional U.S. Core Equity 2 Fund	0.29%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional International Core Equity Fund	0.17%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional International Equity Managed Volatility Fund	0.04%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional/ Vanguard Total Bond Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Value Managed Volatility Fund*	0.62%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.43%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Global Income Fund	0.07%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Invesco V.I. Comstock Managed Volatility Fund*	0.51%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Invesco Diversified Equity Income Managed Volatility Fund*	0.55%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Blended Mid Cap Managed Volatility Fund	0.12% 0.07% 0.02% 0.04% 0.07%	Up to $25M $25-$75M $75-$300M $300-$600M $600-$800M
	When assets exceed $800 million:		May 1, 2017	April 30, 2018
	0.22% 0.17% 0.12% 0.02% 0.07%	First $25M $25-$75M $75-$150M $150-$250M Over $250M
LVIP JPMorgan High Yield Fund	0.05%	Over $250M	May 1, 2017	April 30, 2018
LVIP MFS International Growth Fund	0.11% 0.10%	First $400M Over $400M	May 1, 2017	April 30, 2018
LVIP MFS International Equity Managed Volatility Fund*	0.65%	All Fund assets	May 1, 2017	April 30, 2018
LVIP PIMCO Low Duration Bond Fund	0.05%	Over $500M	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Conservative Index Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Conservative Structured Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA International Managed Volatility Fund*	0.53%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderate Index Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderate Structured Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderately Aggressive Index Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderately Aggressive Structured Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Bond Index Fund	0.08% 0.122% 0.152%	Up to $500M $500-$2B Over $2B	May 1, 2017	April 30, 2018
LVIP SSGA International Index Fund	0.087% 0.135%	Up to $1B Over $1B	October 1, 2017	April 30, 2019
LVIP SSGA S&P 500 Index Fund	0.002%	Up to $1B	May 1, 2017	April 30, 2018
LVIP SSGA Small-Cap Index Fund	0.005%	Up to $500M	May 1, 2017	April 30, 2018
LVIP SSGA Small-Mid Cap 200 Fund	0.065%	Up to $50M	May 1, 2017	April 30, 2018
LVIP SSGA Developed International 150 Fund	0.07% 0.01%	Up to $50M $50M - $500M	May 1, 2017	April 30, 2018
LVIP SSGA Emerging Markets 100 Fund	0.065% 0.025% 0.005%	Up to $50M $50M - $100M $100M - $500M	May 1, 2017	April 30, 2018
LVIP SSGA Large Cap 100 Fund	0.08% 0.015%	Up to $50M $50M - $500M	May 1, 2017	April 30, 2018
LVIP SSGA Mid Cap Index Fund	0.002%	Up to $1B	May 1, 2017	April 30, 2018
LVIP SSGA Large Cap Managed Volatility Fund*	0.47%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA SMID Cap Managed Volatility Fund*	0.67%	All Fund assets	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP T. Rowe Price 2010 Fund	0.03%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2020 Fund	0.06%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2030 Fund	0.05%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2040 Fund	0.04%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price 2050 Fund	0.03%	All Fund assets	February 1, 2018	April 30, 2019
LVIP T. Rowe Price Growth Stock Fund	0.00% 0.025% 0.0125%	Fund assets < $1B: Up to $1B Fund assets > $1B: First $1B Over $1B	September 13, 2017	April 30, 2019
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	May 1, 2017	April 30, 2018
LVIP Blended Large Cap Growth Managed Volatility Fund	0.14% 0.09% 0.085% 0.08%	First $100M Next $400M Next $ 1.5B Over $ 2B	May 1, 2017	April 30, 2018
LVIP U.S. Growth Allocation Managed Risk Fund*	0.45%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Select Core Equity Managed Volatility Fund*	0.62%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Wellington Capital Growth Fund	0.05% 0.00% 0.025% 0.05%	First $100M Next $150M Next $ 250M Over $ 500M	July 1, 2017	April 30, 2019
LVIP Wellington Mid Cap Value Fund	0.09%	Up to $100M	May 1, 2017	April 30, 2018
*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 13th day of September, 2017, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Jayson R. Bronchetti	By:	/s/ William P. Flory, Jr.
Name:	Jayson R. Bronchetti	Name:	William P. Flory, Jr.
Title: President		Title: Vice President & Chief Accounting Officer